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                                                                    EXHIBIT 10.3





                             SECURED PROMISSORY NOTE

$32,750                                                             Reno, Nevada
                                                               December 22, 2000


      FOR VALUE RECEIVED, the undersigned, Vicki L. Center, an individual residing at 4811 Northaven Road, Dallas, Texas 75229, ("Maker"), promises to pay to the order of Wattage Monitor Inc., a Nevada corporation ("Payee"), at its offices located at 1100 Kietkze Lane, Reno, Nevada 89502, or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the principal sum of Thirty Two Thousand Seven Hundred Fifty Dollars ($32,750) plus accrued interest from the date of this Note on the unpaid balance. All payments of principal and interest are to be made as set forth below without setoff or counterclaim. Maker further agrees as follows:

SECTION 1.   INTEREST RATE.
             --------------

            (a) Interest shall accrue at a rate equal to the "Mid Term Applicable Federal Rate" published each month by the Internal Revenue Service.

            (b) Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

            (c) All agreements between Maker and Payee with respect to interest are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Payee for the use, forbearance, or detention of the indebtedness evidenced by this Note exceed the maximum amount permissible under applicable law. If from any circumstance Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of interest.

SECTION 2.   PAYMENTS.
             --------

            (a) The principal sum of this Note shall be paid in ten (10) equal successive semi-annual installments of Three Thousand Two Hundred Seventy Five Dollars ($3,275), each on the last day of June and December, commencing on June 30, 2001 and continuing through and including December 31, 2005. On the same days that principal sum payments are due, all interest then accrued shall also be due.

            (b) Maker shall have the right to prepay the unpaid portion of this Note in full or in part at any time, without premium or penalty. All prepayments shall be applied first to the then accrued unpaid interest and then to the unpaid principal.

SECTION 3.   SECURITY.
             ---------

             This Note is secured by the 125,000 shares of the Payee's common stock owned by Maker (the "Shares"). Such Shares were granted to her pursuant to the terms of a Stock Purchase Agreement dated as of December 22, 2000 (the "Stock Purchase Agreement"), and pledged to

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Payee pursuant to a Stock Pledge Agreement entered into by and among Maker and
Payee, dated as of December 22, 2000 (the "Pledge Agreement").

SECTION 4.   RECOURSE.
             ---------

             The obligations of Maker under this Note shall be non-recourse and Payee's sole recourse for payment of this Note shall be the Shares.

SECTION 5.   DEFAULT.
             --------

      It shall be an event of default ("Event of Default"), and the then unpaid portion of this Note shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

            (a) any failure on the part of Maker to make any payment hereunder when due, whether by acceleration or otherwise, and the continuation of such failure for a period of ten (10) days after written notice thereof from Payee;

            (b) any failure on the part of Maker to keep or perform any of the terms or provisions (other than payment) of this Note, the Stock Purchase Agreement or the Pledge Agreement executed herewith, or any amendments thereof, and the continuation of such failure for more than ten (10) days after written notice thereof from Payee;

            (c) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute; or

            (d) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against Maker, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof.

SECTION 6.   WAIVERS.
             --------

            (a) Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

            (b) Maker agrees that a waiver of rights under this Note shall not be deemed to be made by Payee unless such waiver shall be in writing, duly signed by Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker in any other respect at any other time.

            (c) Maker agrees that in the event Payee demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid portion of this Note at any time in accordance with the terms of this Note.

            (d) In any action or proceeding arising out of or relating to this Note, Maker waives (to the full extent permitted by law) all right to a trial by jury or to plead as a defense any


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statute of limitations or any other similar law or equitable doctrine.

SECTION 7.   COLLECTION COSTS.
             -----------------

             Maker will, upon demand, pay to Payee the amount of any and all reasonable costs and expenses, including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which Payee may incur in connection with the following: (i) the enforcement of this Note; and (ii) the enforcement of payment of all obligations of Maker by any action or participation in, or in connection with, a case or proceeding under Chapters 7, 11, or 13 of the Bankruptcy Code, or any successor statute thereto.

SECTION 8.   ASSIGNMENT OF NOTE.
             -------------------

             Maker may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever without the prior written consent of Payee. This Note may not be assigned at any time by Payee.

SECTION 9.   MISCELLANEOUS.
             --------------

            (a) This Note and its provisions may be waived, changed, modified or discharged only by prior written agreement signed by the party against whom enforcement of any such waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

            (b) This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to such state's rules or principles governing conflicts of laws.

            (c) Subject to Section 8, the covenants, terms, and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

            (d) If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

            (e) All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the following mailing addresses:

            Payee: Wattage Monitor Inc.
                   1100 Kietkze Lane
                   Reno, Nevada 89502
                   Attention: President


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            Maker: Vicki L. Center
                   4811 Northaven Road
                   Dallas, Texas 75229

Such addresses may be changed by notice given as provided in this subsection. All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument: (i) personally delivered, (ii) sent by telecopier, (iii) sent by nationally recognized overnight courier guaranteeing next business day delivery or (iv) on the fifth (5th) business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

      IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

                                       /s/ VICKI L. CENTER
                                      ----------------------------
                                      Name: Vicki L. Center
                                      Social Security Number: ###-##-####




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